Exhibit 5.8

CONSENT OF PAULO PEREIRA

Ladies and Gentlemen:

The undersigned hereby consents to, and has approved and reviewed (1) all technical and scientific information discussed in the Registration Statement on Form F-10 of GoldMining Inc. (the “Company”) or any documents included or incorporated by reference herein, including mineral resource estimates for the Company's material properties, and (2) all technical and scientific information for the Company's other non-material projects.

Dated: October 27, 2021

By: /s/ Paulo Pereira
Paulo Pereira, President
GoldMining Inc.